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                                                                   Exhibit 10.02

                                 March 28, 2003

Duke Energy Field Services, LLC
370 17th Street
Denver, CO 80202
Attention: Rose M. Robeson
           Chief Financial Officer

Ladies/Gentlemen:

         Bank One, NA, having its principal office in Chicago, Illinois (the "Lender"), is pleased to make a term loan (the "Term Loan") in the amount of $100,000,000 on the date hereof to Duke Energy Field Services, LLC (the "Borrower") on the terms and conditions set forth below.

         1. The principal amount of the Term Loan may be divided into tranches (each a "Tranche") which will bear interest, at the Borrower's option:

         (a) at a rate equal to the higher of (i) the prime rate of interest announced by the Lender from time to time (the "Prime Rate"), changing when and as the Prime Rate changes, and (ii) the sum of (x) the Federal Funds Effective Rate (as defined below) most recently determined by the Lender plus
(y) 0.50% per annum, with interest payable on the first business day of each calendar quarter, on the Maturity Date (as defined below), and on demand thereafter (any Tranche bearing interest as described in this clause (a), an "ABR Tranche"); or

         (b) subject to availability and for interest periods of one, two or three months (provided that no such interest period may extend beyond the Maturity Date), at a fixed rate equal to the sum of 1.35% per annum plus the Eurodollar Rate, where "Eurodollar Rate" means the applicable London interbank offered rate for deposits in U.S. dollars appearing on the display designated as page "3750" of the Telerate Service (or such other page as may replace the 3750 page of that service or, if the Telerate Service shall cease displaying such rates, such other service as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits) as of 11:00 a.m. (London time) two business days prior to the first day of the applicable interest period, and having a maturity equal to such interest period, adjusted for maximum statutory reserve requirements, with interest payable on the last day of such interest period (a Tranche bearing interest as described in this clause (b), a "Eurodollar Tranche").

         As used herein, "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transaction with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or if such rate is not so published for such day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

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         Each Tranche shall be in the amount of $10,000,000 or a higher integral multiple of $1,000,000. Initially, the entire Term Loan shall be a Eurodollar Tranche having an interest period of one month.

         The Borrower may elect to convert all or any portion (subject to the last sentence of this paragraph) of any ABR Tranche to a Eurodollar Tranche or vice versa, or to continue any Eurodollar Tranche for a new interest period, by giving notice to the Lender not later than 10:00 a.m. (Chicago time) on the date of any conversion to an ABR Tranche or three business days prior to any conversion to or continuation of a Eurodollar Tranche. If at the end of any interest period for a Eurodollar Tranche, the Borrower has not timely selected a new interest period, such Tranche shall automatically convert to an ABR Tranche. After giving effect to any conversion or continuation, the principal amount of each Tranche shall be $10,000,000 or a higher integral multiple of $1,000,000.

         Notwithstanding the foregoing provisions of this Section 1, if any principal of the Term Loan is not paid when due (by acceleration or otherwise), such principal shall bear interest from such due date until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable thereto pursuant to the terms hereof.

         2. All computations of interest on ABR Tranches when the applicable interest rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed.

         3. The Term Loan shall be due and payable on September 30, 2003 (the "Maturity Date"). The Borrower may from time to time prepay the Term Loan in whole or in part upon (a) three business days' prior notice, in the case of a prepayment of a Eurodollar Tranche, or (b) same day notice, in the case of an ABR Tranche; provided that each partial prepayment of a Tranche shall be in an integral multiple of $1,000,000 and, after giving effect to any prepayment the principal amount of each Tranche shall be $10,000,000 or a higher integral multiple of $1,000,000.

         4. The obligation of the Lender to make the Term Loan is subject to conditions precedent that (a) the Lender shall have received appropriate resolutions, an incumbency certificate, an opinion of counsel and such other documents as the Lender may reasonably request; (b) the representations and warranties of the Borrower in Section 5 shall be true and correct in all material respects as of the date of the making of the Term Loan; and (c) no Event of Default (as defined below) or event which, with the giving of notice, the passage of time or both, would become an Event of Default shall exist or would result therefrom.

         5.       The Borrower represents and warrants to the Lender that:

         (a) None of the execution and delivery of this letter agreement, the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof by the Borrower will (i) violate or conflict with any provision of its organizational documents or bylaws, (ii) materially violate, contravene or conflict with any applicable law (including, without limitation, the Public Utility Holding Company Act of 1935,

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as amended), regulation (including, without limitation, Regulation U or X of the
Board of Governors of the Federal Reserve System (the "FRB")), order, writ, judgment, injunction, decree or permit applicable to it, (iii) materially violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract, agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien (as defined in the Syndicated Agreement) upon or with respect to its properties;

         (b) this letter agreement is the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles;

         (c) the proceeds of the Term Loan will be used for the Borrower's general company purposes, and none of such proceeds will be used for the purpose of (i) purchasing or carrying any "margin stock" as defined in Regulation U or X of the FRB, (ii) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock", (iii) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or X of the FRB or (iv) for the acquisition of another entity unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such entity have approved such acquisition; and

         (d)      each of the representations and warranties set forth in
Section 6 of the Credit Agreement (the "Syndicated Agreement") dated as of March 28, 2003 among the Borrower, Duke Energy Field Services Corporation, various lenders and JPMorgan Chase Bank, as agent, is true and correct as if each of such representations and warranties (and all related definitions) were set forth in full herein (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

         6. The Borrower will perform, comply with and observe for the Lender's benefit the covenants set forth in Sections 7 and 8 of the Syndicated Agreement and, for purposes of the foregoing, the provisions of such Sections, together with all related definitions, are incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Lender's benefit as in effect on the date hereof, whether or not the Syndicated Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto.

         7. Each of the following shall constitute an "Event of Default" hereunder: (a) the Borrower fails to pay any principal of the Term Loan when due or any interest, fee or other amount payable hereunder within five days of the due date therefor; (b) the Borrower fails to comply with or to perform any provision of this letter agreement and, in the case of any provision hereof which is incorporated by reference from the Syndicated Agreement, other than Sections 7.1(e), 7.8, 7.10, 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 thereof, such failure shall continue unremedied for a period of at least 30 days after the earlier of (x) a Responsible Officer (as defined in the Syndicated Agreement) of the Borrower becomes aware of such failure or (y) notice of such failure is given by the Lender to the Borrower; (c) any representation or warranty made by the Borrower herein or any in any writing furnished in connection herewith or pursuant hereto shall prove to have been untrue in any material respect on the date as of when made; or

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(d) an "Event of Default" as defined in the Syndicated Agreement (as now or hereafter in effect) shall occur and be continuing.

         Upon the occurrence of an Event of Default resulting from an "Event of Default" under Section 9.1(e) of the Syndicated Agreement all obligations hereunder shall become immediately due and payable in full; and upon the occurrence of any other Event of Default, the Lender may declare the principal of and accrued interest on the Term Loan, and all other amounts payable hereunder, to be forthwith due and payable in full.

         8. Subject to the terms of the commitment letter dated March 25, 2003, the Lender may (a) make assignments of the Term Loan (with the consent of the Borrower, such consent not to be unreasonably withheld), provided that any partial assignment shall be in an amount equal to $10,000,000 (or, if less, the remaining amount of the Term Loan) or a higher integral multiple of $1,000,000,
(b) sell participations in the Term Loan and (c) disclose information pertaining to the Borrower to prospective assignees and participants, provided that such prospective assignees and participants execute and deliver an agreement with confidentiality provisions substantially similar to the provisions set forth in
Section 11.

         9. In consideration of the execution and delivery of this letter agreement by the Lender and the extension of credit hereunder, the Borrower hereby agrees to indemnify the Lender and each of its officers, directors, employees and agents (collectively the "Indemnified Parties") for, and agrees to hold each Indemnified Party harmless against, any and all losses, liabilities, claims, damages and expenses incurred by any Indemnified Party in connection with this letter agreement, the transaction contemplated hereby or the use of the proceeds of the Term Loan, all to the same extent and on the same basis as is set forth in Section 11.5(iii) of the Syndicated Agreement.

         10. The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender in respect of, maintaining any Eurodollar Tranche in accordance with the terms of Section 4.1(c) of the Syndicated Agreement as if such Section were set forth in full herein mutatis mutandis.

         If the Lender makes any determination of the type described in Section 4.1(a) or (b) of the Syndicated Agreement with respect to any Eurodollar Tranche, such Tranche shall automatically convert to an ABR Tranche on the date required and, if applicable, the availability of Eurodollar Tranches shall be suspended.

         The Borrower agrees to reimburse the Lender for all increased capital costs of the type described in Section 4.2 of the Syndicated Agreement as if such Section were set forth in full herein mutatis mutandis.

         The Borrower will indemnify the Lender upon demand against any loss or expense which the Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to fund or maintain any portion of the Term
Loan) as a consequence of (i) any failure of the Borrower to borrow, continue or convert a Tranche into a Eurodollar Tranche on a date specified therefor in a notice thereof or (ii) any payment (including any payment upon the Lender's acceleration of the

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Term Loan), prepayment or conversion of a Eurodollar Tranche on a day other than the last day of the interest period therefor.

         11. The Lender will keep any information delivered or made available by the Borrower pursuant to this letter agreement confidential from anyone other than persons employed or retained by the Lender and its affiliates who are engaged in evaluating, approving, structuring or administering this letter agreement; provided that the Lender shall be entitled to disclose such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority, (c) which had been publicly disclosed other than as a result of a disclosure by the Lender prohibited by this letter agreement, (d) in connection with any litigation to which the Lender or its subsidiaries or parent may be a party, (e) to the extent necessary in connection with the exercise of any remedy under this letter agreement, (f) to the Lender's legal counsel and independent auditors and (g) subject to provisions substantially similar to this Section 11, to any actual or proposed participant or assignee.

         Notwithstanding the foregoing provisions of this Section 11, the Borrower and the Lender agree that, from the commencement of discussions with respect to the credit facility established by this letter agreement (the "Facility"), the Borrower and the Lender (and each of their respective, and their respective affiliates', employees, officers, directors, representatives, advisors and agents) are permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Sections 6011, 6111 and 6112 of the Code (as defined in the Syndicated Agreement) and the regulations promulgated thereunder) of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower or the Lender relating to the structure and tax aspects of the Facility, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. In this regard, the Borrower and the Lender acknowledge and agree that the disclosure of the structure and tax aspects of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Borrower and the Lender acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other person or entity. The provisions of this paragraph supersede any confidentiality obligation of the Lender relating to the Facility under any other agreement between the Borrower and the Lender. The Borrower and the Lender agree that any such confidentiality obligation of the Lender shall be deemed void ab initio to the extent the same relates to the Facility; provided that each of the Borrower and the Lender acknowledges that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Facility, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

         12. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this letter agreement may be brought in the courts

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of the State of New York or of the United States for the Southern District of
New York, and by execution and delivery of this letter agreement, the Borrower irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 13 hereof, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

         The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this letter agreement brought in the courts referred to in this Section 12 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         13. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via facsimile (or other facsimile device), (c) on the Business Day (as defined in the Syndicated Agreement) following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the applicable party at the address or facsimile number set forth below, or at such other address as such party may specify by written notice to the other party hereto:

         If to the Borrower, to:

         Duke Energy Field Services, LLC
         370 17th Street, Suite 900
         Denver, CO 80202
         Attn: Rose M. Robeson
         Telephone: 202-605-1792
         Facsimile: 303-893-2613

         with a copy to:

         Duke Energy Corporation
         422 South Church Street
         Charlotte, NC 28202
         Attn: Sherwood Love
         Telephone: 704-382-7488

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         Facsimile: 704-382-9497

         If to the Lender, to:
         Bank One, NA
         1 Bank One Plaza
         Chicago, IL 60670
         Attn: Madeleine Pember
         Telephone: 312-732-9727
         Facsimile: 312-732-3055

         with a copy to:

         Mayer, Brown, Rowe & Maw
         190 S. LaSalle Street
         Chicago, IL 60603
         Attn: Robert C. Baptista, Jr.
         Telephone: 312-701-7101
         Facsimile: 312-701-7711.

         14. Neither this letter agreement nor any of the terms hereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Lender and the Borrower.

         15. This letter agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile shall be as effective as an original and shall constitute a representation that an original will be delivered.

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         16.      This letter agreement represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings between such parties, oral or written, if any, including any commitment letter or correspondence relating to this letter agreement or the transactions contemplated herein, except to the extent that the terms of the commitment letter referred to in Section 8 relate to the matters set forth in such Section.

                                        Very truly yours,

                                        BANK ONE, NA

                                        By:    /s/ Michael Murphy
                                            ------------------------------------
                                        Title: Managing Directory

Accepted and agreed:

DUKE ENERGY FIELD SERVICES, LLC

By:    /s/ Thomas E. Long
    --------------------------------
Title: Vice President and Treasurer

Date:  March 28, 2003

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